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                                                    EXHIBIT 99

inTEST CORPORATION ANNOUNCES MERGER WITH TEMPTRONIC CORPORATION


     CHERRY HILL, NEW JERSEY - March 10, 2000: inTEST Corporation (NASDAQ:INTT), a leader in the design and manufacture of mechanical interface solutions for the semiconductor industry, today announced that it completed a merger with Temptronic Corporation, located in Newton, Massachusetts. Temptronic was founded in 1970 and was privately held. It is a leader in the design and manufacture of on-site temperature management systems used in the testing of semiconductors and other electronic products.

     Temptronic Corporation has become a wholly-owned subsidiary of inTEST Corporation. William M. Stone will remain as President and CEO of Temptronic and will become a member of the Board of Directors of inTEST. In addition, James Greed, former President of VLSI Standards, Inc. of San Jose, CA (a leading supplier of calibration standards to the semiconductor and related industries) and a former member of the Temptronic Board of Directors will join the Board of Directors of inTEST.

     Robert E. Matthiessen, President and CEO of inTEST commented, "We are proud to have the professional and talented
Temptronic team join the inTEST family.   Historically,
Temptronic has been known for supplying quality thermal conditioning systems to the semiconductor industry. Today, Temptronic is in the process of introducing a completely new line of thermal conditioning products that we believe will raise the standard in the industry. As thermal control of wafers during wafer probe becomes more prevalent, we feel that Temptronic is well positioned to become the leading supplier of thermal chucks to the wafer prober industry."

     William M. Stone, President and CEO of Temptronic added, "Temptronic's shareholders, management and employees are very pleased with the merger. As a subsidiary of inTEST, Temptronic is now better positioned to accelerate its new product and manufacturing developments for the recently introduced Titan ThermoChuck systems and X-Stream ThermoStreams. We also believe that the combination of the Temptronic product lines with inTEST's worldwide sales and service organization and other joint marketing strategies will offer new growth opportunities."

     Temptronic Corporation's temperature systems are used to test semiconductor wafers and other electronic components over temperatures ranging from -65 degrees Celsius to +400 degrees Celsius. Temptronic is headquartered in Newton, Massachusetts and has manufacturing facilities in Newton and San Diego, California and a sales and service office in the UK.


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     inTEST Corporation is a leader in the design and manufacture of docking hardware, test head manipulators, and tester interfaces which are used with automatic test equipment (ATE) by semiconductor manufacturers during the testing of wafers and packaged devices. The Company also designs and markets related ATE interface products including high performance test sockets and interface boards. Headquartered in Cherry Hill, New Jersey, the Company has manufacturing facilities in New Jersey, California, the UK, and Singapore and design, sales, service and support offices in New Jersey, California, Arizona, Texas,
Oregon, the UK, Japan and Singapore.

     Information contained in this press release contains forward-looking statements, which can be identified by the use of future tense or forward-looking terminology such as "believe," "become," and "offer." Various risks and uncertainties could cause the actual results to vary materially from those contained in such forward-looking statements including inTEST's ability to integrate the operations of Temptronic and achieve operating efficiencies associated with the acquisition. Such forward-looking statements are subject to other risks and uncertainties, which are detailed, or may be detailed in the future, in inTEST's filings with the Securities and Exchange Commission, including the Registration Statement on Form S-4 filed on February 4, 2000 and any subsequent filings.